Exhibit 10.39
NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

Real Estate Mortgage Contract

Contract No.: Jinchuyinyu Zubao Zi (2008) No.004 DY02

This Real Estate Mortgage Contract (Contract No.: Jinchuyinyu Zubao Zi (2018) No.004 DY02) is made on May 14, 2018 BETWEEN:

(1) Mortgagor: Chongqing Alpha and Omega Semiconductor Limited (“Mortgagor”)
Address: No.5-407, Yuhan Avenue, Shuitu High-tech Industrial Park, Beibei District, Chongqing
Postcode: /
☒ ID Number: /
☑ Legal Representative: MIKE FUSHING CHANG
☑Account-opening Financial Institution: China Construction Bank, Chongqing Liangjiang Sub-branch
☑ Account No.:
Telephone Number༚_______________________________
Fax Number༚_______________________________

(2) Mortgagee: The Export-Import Bank of China (“Mortgagee”)
Legal Representative: HU Xiaolian
Address: No.30, FuXingMenNei Street, XiCheng District, Beijing
Postcode: 100031
Telephone Number༚010-83578899
Fax Number༚010-66060636
WHEREAS:
Mortgagee and Chongqing Yinhai Financing Leasing Co., Ltd (“Debtor”) entered into the Rentals Factoring Contractor (Contract No.: Jinchuyinyu Zubao Zi (2018) No.004)

(“Principal Contract”) on May 14, 2018. Pursuant to the Principal Contract, the Mortgagee provides services to the Debtor regarding ☒RMB & Foreign Currency Loan ☒Letter of Credit Issuance ☒Letter of Guarantee Issuance ☑Rentals Factoring Business (“Services”). ☑ Mortgagee hereby authorizes the Export-Import Bank of China Chongqing Branch to provide the Services under the Principal Contract and handle any matters relating to the administration of the Services and under this Contract. Any acts for the purposes of the provision, supervision and management of the Services under the Principal Contract and any acts under this Contract made by the Export-Import Bank of China Chongqing Branch shall be deemed to be the acts of the Mortgagee.
As one of the Conditions Precedent to the provision of the said Services to the Debtor by the Mortgagee, the Mortgagor agrees to mortgage to the Mortgagee the title or the use right of the real property and the land use right of the construction land to which the Mortgagor is legally entitled in order to secure that the debt under the Principal Contract should be duly paid in full by the debtor.
The Mortgagor and the Mortgagee hereby in agreement enter into this Contract.
Where there is a blank “□” under this Contract, please use the mark “√”to indicate “Yes” and use the mark “×” to indicate “No”.

Chapter 1 Interpretation

1.	Unless the context requires otherwise, in this Contract:

(1)
    “Mortgaged Property” means all the real estates listed under Schedule 1 of this Contract of which the title or the use right regarding the real property and the land use right regarding the construction land legally owned by the Mortgagor.

(2)	“Events of Default” means any events provided under Chapter 12 of this Contract.

(3)
    “Suspense Account” means pursuant to Chapter 6 of this Contract, the RMB suspense account opened by the Mortgagor at Tthe Mortgagee, Tthe supervision bank/bank branch designated by the Mortgagor, for the purposes of collecting the deposits of the Mortgaged Property, the rentals and any payments arising from any other disposals of the Mortgaged Property.

(4)	“Registration Authority” means the competent authority of buildings and land and its authorized registration agency at the place of the Mortgaged Property.

Chapter 2 Mortgage and Scope of the Mortgage

2.
The Mortgagor shall mortgage to the Mortgagee as the beneficiary the Mortgaged Property and all existing and future rights, interests and proceeds arising from the Mortgaged Property, including but not limited to any rights arising from any sale or lease contracts in connection with the Mortgaged Property and executed by the Mortgagor as a party of the contracts, and any compensations payable to the Mortgagor as a result of the seizure or expropriation of the Mortgaged Property.

3.	The claims secured by the Mortgagor under this Contract are as follows:
Category: Rentals Factoring
Amount: RMB 379,000,000 Yuan
Duration: 60 months

4.
Notwithstanding the Mortgaged Property is created under this Contract, the Mortgagee is not required to perform any obligations and liabilities of the Mortgagor in connection with the Mortgaged Property. The Mortgagor acknowledges that the Mortgagor will continue to comply with and fulfil all obligations and liabilities relating to the Mortgaged Property.

5.	The scope of the security for the Mortgagor under this Contract includes the following two items (“Secured Debt”):

(I)
All debts payable by the Debtor to the Mortgagee under the Principal Contract, including but not limited to the principal, financed funds and other accounts payable, interests (including but not limited to statutory interests, agreed interests, interests on overdue payments and default interests), handling charges, telecommunications charges, miscellaneous charges and other charges, liquidated damages, damages, expenses for the realization of the creditors’ claims (including but not limited to litigation fees, lawyers' fees, notarization fees and enforcement costs) and any other amounts payable by the Debtor (notwithstanding such amounts are payable when the Services are due or under any other circumstances) ;

(II)
All costs incurred by the Mortgagee for the realization of the security interest under this Contract (including but not limited to litigation fees, lawyers' fees, notarization fees and enforcement costs) and any other amounts payable by the Mortgagor".

6.
The evidence by the Mortgagee to demonstrate the Secured Debt or any amounts payable by the Mortgagee under this Contract, unless the Mortgagor provides sufficient and valid evidence to prove there are obvious errors, shall be the final evidence of the debtor-creditor relationship between the parties and shall be binding upon the Mortgagor.

Chapter 3 Mortgage Registration

7.
On the signing date of this Contract or no later than 30 days after the signing date of this Contract, the Mortgagor shall, together with the Mortgagee or the persons authorized by the Mortgagee, register the mortgage with Registration Authority. The certificate of other rights relating to the registration of the mortgage issued by the Registration Authority shall be placed under the control of the Mortgagee.

8.
Upon the request of the Mortgagee, the Mortgagor shall immediately take any action reasonably required by the Mortgagee (including executing any documents, securing any approvals, and completing any registrations, filings or recordings) to perfect or protect the mortgage created under this Contract or pursuant to this Contract.

Chapter 4 Documents to be Submitted by the Mortgagor

9.
The Mortgagor shall ensure that ☑before the first application for the withdrawal, ☒before the first handling of relevant business, by the Debtor under the Principal Contract, the Mortgagee receives the following documents submitted by the Mortgagor:

(1)	This Contract duly executed by ☒ the Mortgagor personally (applicable to an individual), ☑the legal representative or the authorized signatory of the Mortgagor (applicable to a company);

(2)	☑ The articles of association of the Mortgagor and the latest annually inspected business license of the Mortgagor (applicable to a company);

(3)
    ☑ Board Resolution, ☒Shareholders’ Resolution, in writing resolved by ☑the Board ☒the Shareholders’ (General) Meeting consenting the Mortgagor gives security to the Mortgagee by way of mortgage over the Mortgaged Property (applicable to a company);

(4)	☒Effective identity certificate of the Mortgagor and the title deed showing the Mortgagor has the title or the right to dispose of the Mortgaged Property (applicable to an individual);

(5)
     ☒ Proof of the shares of the property possessed by the joint owners of Mortgaged Property, if any, and the written document in which the joint owners consent that the Mortgagor mortgages the Mortgaged Property (applicable to an individual);

(6)	Proof document that the mortgage under this Contract has been registered or filed with relevant authorities;

(7)
    The confirmation letter issued by an insurance company in accordance with the form of Schedule 2 or the confirmation letter issued by an insurance company, accepted by the Mortgagee, conforming to the substance of Schedule 2;

(8)	Other documents to be provided by the Mortgagor as the Mortgagee may request.
If the above documents submitted by the Mortgagor are photocopies, ☒the Mortgagor shall sign and confirm that the documents are true, complete and valid (applicable to an individual), ☑the authorized signatory of the Mortgagor shall sign and confirm the documents as true, complete and valid, and affix the official seal in accordance with the reserved seal by the Mortgagor at the place of the Mortgagee (applicable to a company).

Chapter 5 Assignment and Lease of the Mortgaged Property

10.
On the signing date of this Contract, the Mortgagor shall submit to the Mortgagee a detailed description of the Mortgaged Property (including but not limited to the lease of the Mortgaged Property). The Mortgagor confirms to the Mortgagee, other than those specified in the above list (if any), the Mortgagor does not lease, assign, grant, abandon or otherwise dispose of the Mortgaged Property in whole or in part.

11.	The Mortgagor, with the written consent of the Mortgagee, may lease, assign or otherwise dispose of the Mortgaged Property or change the lessee.

12.
All funds received arising from the lease, assignment or otherwise disposal of the Mortgaged Property by the Mortgagor with the consent of the Mortgagee shall be immediately deposited into the Suspense Account.

Chapter 6 Suspense Account

13.	The Mortgagor shall open a Suspense Account within [ ] days after/at the signing date of this Contract.
☒The Mortgagor shall pledge the Suspense Account and entrust it to the Mortgagee for administration, and the Mortgagee shall supervise and administer all the funds under the Suspense Account. The specific details shall be agreed by both parties under a separate escrow contract for the pledge of the account, as a supplement to this Contract.

14.
When the Mortgagor, with the prior written consent of the Mortgagee, leases, assigns or otherwise disposes of any part of the Mortgaged Property, pursuant to the provisions of Chapter 5 of this Contract, all deposits, rentals or any other funds received by the Mortgagor shall be remitted to the Suspense Account.

15.	Without the prior written consent of the Mortgagee, the Mortgagor shall not use or withdraw any funds from the Suspense Account.

16.
During the period of mortgage, if the Mortgagor with the consent of the Mortgagee assigns the Mortgaged Property, the Mortgagor shall pay off the Secured Debt in advance or lodge it with the Mortgagee using the funds received from such assignment.

17.
When any events of default under this Contract occur and the Mortgagee declares to enforce the mortgage created under this Contract, the Mortgagee may directly withdraw any funds from the Suspense Account (except for the deposit charged for the lease of the Mortgaged Property), which may be used in the order pursuant to Clause 53 to pay off the Secured Debt.

Chapter 7 Administration of the Mortgaged Property

18.
Before the Mortgagee realizes the mortgage created under this Contract, the Mortgaged Property shall be possessed and administered by Mortgagor. The Mortgagor shall maintain the Mortgaged Property in proper condition, and use the Mortgaged Property for the purposes permitted by the Chinese law and by the Mortgagee under this Contract, subject to inspection by the Mortgagee at any time.

19.
Without the written consent of the Mortgagee, the Mortgagor shall not make any material or structural alterations to the Mortgaged Property, except those normal changes made during the decoration period. To the extent permitted by the law, any building, facility or fixture added to the Mortgaged Property as a result of a breach of this clause shall automatically become part of the Mortgaged Property under this Contract

20.
Any defects (significant or potential), if any, in the Mortgaged Property and any losses or damages incurred arising from such defect shall be none of the business of the Mortgagee. The Mortgagee shall not be liable for any such losses or damages. If such defects result in a reduced price of the Mortgaged Property, the Mortgagor shall, upon request, provide the Mortgagee with additional property as security for the Secured Debt. If the Mortgagee suffers losses as a result of any defects (significant or potential) in the Mortgaged Property, the Mortgagor shall immediately indemnify the Mortgagee for such losses.

21.
If the Mortgagor’s acts result in a reduced price of the Mortgaged Property, the Mortgagee is entitled to demand the Mortgagor stop its acts. For the reduced price of the Mortgaged Property, the Mortgagee is entitled to demand the restoration of the price of the Mortgaged Property, or provision of security corresponding to the reduced price. If the Mortgagor does not restore the price of the Mortgaged Property or to provide security, the Mortgagee is entitled to require the Debtor to pay off the debts in advance.

22.
Where the Debtor fails to perform the due obligations under the Principal Contract, or where the mortgage is realized pursuant to this Contract, resulting in the seizure of the Mortgaged Property by the Courts according to law, from the date of seizure, the Mortgagee is entitled to collect the natural profits or civil profits arising from the Mortgaged Property, and the Mortgagor shall notify those who are obliged to pay such profits as the Mortgagee requires.

23.
If the Mortgaged Property is damaged, destructed or sized during the mortgage period, the Mortgagee has the preferential right to satisfaction of a claim for the insurance premiums, compensations or indemnities, etc., and in the event of the undue Secured Debt, may lodge the insurance premiums, compensations or indemnities, etc.

Chapter 8 Insurance of the Mortgaged Property

24.
The Mortgagor shall, ☑before the first application for the withdrawal, ☒before the first handling of relevant business, by the Debtor under the Principal Contract, insure the Mortgaged Property according to the insurance types required by the Mortgagee with an insurance company in China approved by the Mortgagee, and the amount of the insurance shall not be less than the price of the Mortgaged Property (as set out in Schedule 1 in detail). All insurance policies, underwriting, insurance contracts and other relevant documents or corresponding copies, as the case may be, shall be placed under the control of the Mortgagee. All insurance charges shall be borne by the Mortgagor.

25.
The Mortgagor shall urge the insurance company to specify in its insurance policy created for the Mortgaged Property that the insurance compensation shall be paid directly to the Mortgagee, and issue to Mortgagee a confirmation letter conforming to the substance of Schedule 2 of this Contract immediately upon acquring the executed insurance policy from the insurance company.

26.
If the Mortgagor delays or fails to arrange such insurance, the Mortgagee is entitled (but no obliged) to arrange the insurance in the manner described above or otherwise, provided that the Mortgagor shall indemnify the Mortgagee for all costs and interests incurred as a result of arranging for such insurance.

27.
Without the prior written consent of the Mortgagee, the Mortgagor shall not suspend, cancel or vary any insurance against the Mortgaged Property until the Secured debt is paid in full. In the event of an insured accident specified under the policy, the Mortgagor shall notify the insurance company and the Mortgagee promptly within the time specified under the policy. All losses arising from the failure of the Mortgagor to notify the insurance company timely shall be borne by the Mortgagor.

28.
The Mortgagor shall pay the premium in a timely manner until the Secured Debt is paid in full and shall take all measures to maintain such insurance valid and updated at any time. The Mortgagor shall, in accordance with the requirements of the Mortgagee, provide to the Mortgagee the payment vouchers certifying the full payment of the insurance premium. The Mortgagor shall not, by act or by omission, prejudice the rights and interests of the Mortgagee under insurance policy. If the Mortgagor breaches this clause, the Mortgagee may (but is not obliged) to take any measures as it deems necessary in its own name, in joint action with the Mortgagor or in the name of the Mortgagor according to law, to maintain such insurance updated and valid, and recognize the rights and interests of the Mortgagee under the insurance policy. The costs incurred shall be borne by the Mortgagor.

29.
Before the Secured Debt is paid in full, the insurance compensations under the aforesaid insurance policy shall be paid directly to the Mortgagee. The Mortgagee may, at its discretion, use any amounts of the compensations received under any insurance policy to repair the Mortgaged Property or to pay the Secured Debt in whole or in part. If for any reason the Mortgagor receives any insurance compensations, the Mortgagor shall immediately notify the Mortgagee and hold and keep such amounts on behalf of the Mortgagee, and dispose of and use such amounts as directed in writing by the Mortgagee.

Chapter 9 Nature and Effect of the Security

30.	The mortgage under this Contract is a continuing security with full effect until the Secured Debt is paid in full.
☑The validity of this Contract shall not be prejudiced by the liquidation, merger, division, restructuring, bankruptcy or other changes of the organizational structure of the Mortgagor or any other person, or by any other arrangement for the debts of the Debtor (applicable to a company).
☒The validity of this Contract shall not be prejudiced by any changes in the personal circumstances of the Mortgagor, such as the health status, marital relationship, job title, change of domicile, or by any other arrangements made with respect to the debts of the Debtor (application of the individual).

31.
The security created under this Contract is independent of any other security acquired by the Mortgagee for the Secured Debt. Before exercising his rights under this Contract, the Mortgagee is not required to first enforce any other security it holds, or to first take any other relief. Subject to the applicable law, this Contract is independent of the Principal Contract, and, for any reason, the invalidity or rescission of the Principal Contract shall not prejudice the validity of this Contract or the obligations and liabilities of the Mortgagor under this Contract. And, this Contract shall not be void or rescinded by reason of the invalidity or rescission of the Principal Contract secured.

Where the Mortgagor and the Debtor are not the same person and the Debtor creates a mortgage over his own property for the interest of the Mortgagee, the Mortgagor hereby agrees and undertakes that if the Mortgagee waives the security interest or the priority of the mortgage or varies the mortgage provided by the Debtor, any security obligation or liability of the Mortgagor under this Contract shall not be prejudiced or excluded.

Chapter 10 Mortgagor’s Representations and Warranties

32.	The Mortgagor hereby represents and warrants to the Mortgagee as follows:

(1)
    ☑ The Mortgagor is a company duly incorporated, validly existing as an independent person. The Mortgagor has the full authority and capacity to enter into this Contract and perform the obligations under this Contract (applicable to a company).

☒The Mortgagor is a citizen of Chinese nationality who has the necessary legal capacity and capacity to enter into and perform this Contract and can independently bear the civil liability (applicable to an individual).

(2)
    ☑The Mortgagor has been engaged in business activities according to law and has not engaged in any acts beyond the scope of business registered with the Administration for Industry and Commerce (applicable to a company).

(3)
    The Mortgagor is the sole lawful owner of the Mortgaged Property, and the Mortgagor does not create or permit the creation of any other security on the Mortgaged Property except the security created under this Contract. There is no dispute over the title of the Mortgaged Property. The Mortgaged Property is enforceable and transferrable, and has not been foreclosed, seized or placed under any preservative measures in litigation, and can be used as the subject matter of mortgage according to law.

☒The Mortgagor is legally entitled to the title and the right to dispose of the Mortgaged Property, and the other co-owners (if any) of the "mortgage" are fully aware of the guaranty act of the "mortgagor" and have agreed in writing to the "mortgagor" to do the above-mentioned act (applicable to an individual).

(4)
    The Mortgagor ☒together with other co-owners (if any) (applicable to an individual) has read this Contract carefully and has fully understood and accepted the contents of this Contract and the Principal Contract. The Mortgagor acts with free will to execute and perform this contract, and the whole is the manifestation of true intentions.

(5)	The Mortgagor has obtained all approvals from the government agency necessary to execute this Contract.
☑ The Mortgagor has completed the authorizations from the company necessary to execute this Contract and this Contract is effectively executed by the legal representative or the authorized signatory of the Mortgagor (applicable to a company).

☒This Contract is effectively executed by the Mortgagor personally (applicable to an individual).

(6)	The Mortgagor has not entered into any agreement (other than this Contract) to sell, grant, assign or otherwise dispose of any rights or interests of the Mortgaged Property in whole or in part.

(7)	The description of the titles under Schedule 1 of this Contract relating to the Mortgaged Property is true, accurate, and not misleading.

(8)
    The Mortgagor has duly paid any charges and fees payable (including but not limited to various taxes) relating to the Mortgaged Property, and has fully complied with and performed other contracts and conditions relating to the Mortgaged Property.

(9)
    This Contract constitutes lawful, effective and legally binding obligations against the Mortgagor. The security created under this Contract is not subject to the preferential rights of any other person.

(10)
In order to ensure this Contract is lawful, effective, preferential, enforceable and acceptable as evidence, and to secure and perfect the interests of the Mortgagee under this Contract, the Mortgagor has completed all necessary registration or filing formalities, including but not limited to the registration with the Registration Authority by the Mortgagor against the Mortgaged Property.

(11)	The Mortgagor’s execution of this Contract and the performance of the obligations under this Contract shall not be in breach of any of the following:

(a)	☑ The articles of association of the Mortgagor (applicable to a company);

(b)	Any other agreements entered into by the Mortgagor;

(c)	Any laws and regulations applicable to the Mortgagor.

(12)
No litigation, arbitration or administration proceedings is currently taking place in relating to the Mortgagor or the Mortgaged Property, which has material adverse effects on the financial standings of the Mortgagor, the price of the Mortgaged Property or the capacity of the Mortgagor to perform its obligations under this Contract.

(13)
All materials, documents and certificates provided by the Mortgagor to the Mortgagee are true, accurate, complete and effective, and photocopies of the documents provided are in conformity with the originals.

(14)
☑ The Mortgagor hereby represents that he is fully aware that the Export-Import Bank of China Chongqing Branch is authorized by the Mortgagee to provide the Services under the Principal Contract and handle any matters relating to the administration of the Services and under this Contract. This Contract is directly binding upon the Mortgagor and the Mortgagee.

☒ The Mortgagor hereby represents that he is fully aware and agrees that the Mortgagee under the Principal Contract provides ☒ the whole, ☒ the part of, ࿥ /Yuan ((Capital Letter) RMB /Yuan), ☒US$ ((Capital Letter) /Dollars), for the purposes of ☒ repaying the loan unpaid by the Debtor under the loan contract (Contract No.: /) entered into between the Mortgagee and the Debt on Year/Month/Date, □repaying the bridging loan provided by the bank.
☒ The Mortgagor hereby acknowledges that he is fully aware that the limit under the Principal Contract secured under this Contract can be re-used by the Debtor.

33.
The above representations and warranties made by the Mortgagor shall remain correct and not misleading within the term of this Contract, and the Mortgagor warrants to provide further documents at any time as the Mortgagee may request.

Chapter 11 Mortgagor’s Undertakings

34.
The Mortgagor shall comply with all laws and regulations relating to this Contract, strictly perform and abide by its obligations and liabilities under this Contract, and take all necessary measures to ensure that the title of the Mortgaged Property remains lawful and effective."

35.	The Mortgagor shall obtain and complete all approvals or registration procedures and handle any other matters necessary to maintain this Contract lawful and effective.

36.
The Mortgagor shall maintain and keep the Mortgaged Property in good condition and shall not demolish, disassemble or remove any part of it, unless conducted otherwise in the course of normal use, repair, maintenance or improvement.

37.
The Mortgagor shall duly pay all taxes and charges payable incurred to the Mortgaged Property, and abide by and perform the terms and conditions provided under the title deeds of the Mortgaged Property.

38.
The Mortgagor shall inform the Mortgagee of the contents of any notice or order relating to the Mortgaged Property issued by any government agency or administrative authority within three days of the receipt of such notice or order; The Mortgagor shall, within the period specified in such notice or order, take necessary measures to comply with such provisions. And, at the request of the Mortgagee, the Mortgagor shall, on its own or jointly with the Mortgagee, raise any objection or statement in favor of the Mortgagee relating to such notice or order, and all related costs and expenses shall be borne by the Mortgagor.

39.	The Mortgagor shall allow the Mortgagee or its person to be appointed to enter the Mortgaged Property at any reasonable time and to inspect the Mortgaged Property and register such status.

40.	The Mortgagor shall submit the original certificate of other rights of the Mortgaged Property to the Mortgagee for safekeeping.

41.	The Mortgagor shall promptly notify the Mortgagee of any event that may affect the Mortgaged Property or its price.

42.	The Mortgagor shall promptly notify the Mortgagee of any of the following:

(1)	Any occurrence of Events of Default;

(2)	Any litigation, arbitration or administrative proceedings relating to the Mortgagor or the Mortgaged Property;

(3)
☒Changes in the health status, marital relationship, job duties, domicile address of the Mortgagor that may adversely affect the financial standing of the Mortgagor or the capability of the Mortgagor to perform the obligations under this Contract. (application of the individual)

43.	During the period of the Contract, the Mortgagor shall not perform any of the following acts without the written consent of the Mortgagee, until the Secured Debt has not been paid in full:

(1)	to sell, transfer, or partition the Mortgaged Property or any part of it;

(2)	to create any other mortgage or security interest over the Mortgaged Property (other than the mortgage created under this Contract);

(3)	to use of the Mortgaged Property for purposes other than such property designed for or for purposes not permitted under any insurance policy relating to the Mortgaged Property; and

(4)
to conduct any act against Mortgaged Property in breach of the existing laws and regulations, or any act which is likely to affect or reduce the value of the security interest of the Mortgagee under this Contract.

44.
As long as any Secured Debt remains unsatisfied, the Mortgagor shall not pursue or claim a right against the Debtor in respect of any Mortgaged Property that has been disposed of by the Mortgagee without the written consent of the Mortgagee.

45.
If the Mortgagee and the Debtor agree to amend the Principal Contract, the Mortgagor will undertake the security obligations within the amended scope of the security without the consent of the Mortgagor, except for the parts where the amount, term, currency and interest rate under the Principal Contract are varied by the Mortgagee and the Debtor and the liability of the Mortgagor is increased.

46.
Without the prior consent of the Mortgagor, the Mortgagee may assign the debt claim secured under this Contract to any third party and assign the mortgage under this Contract to such third party at the same time. The Mortgagor shall complete the corresponding legal formalities for such purpose.

47.
The Mortgagor hereby agrees and undertakes that where the Mortgagee allows the Debtor to assign the debts under the Principal Contract in whole or in part, the Mortgagor shall, as required by the Mortgagee, issue a written document agreeing to continue to undertake the security liability.

Chapter 12    Event of Default

48.	Each of the following events or matters will constitute an “Event of Default” of the “Mortgagor” under this Contract:

(1)
The “Debtor” fails to pay any amount owed to the “Mortgagee” in full amount on time as agreed in the “Principal Contract”, any other Events of Default under the “Principal Contract” occur, or the maturity of the “Secured Debt” is accelerated for any reason.

(2)	The statement or warranty made by the “Debtor” under this Contract is recognized as incorrect, unfaithful, or misleading or the “Debtor” breaches or refuses to fulfill any covenant made hereunder.

(3)
The "Debtor" transfers, sells, leases out, or otherwise disposes the “Mortgaged Property” without consent or places any security interest on any part of the “Mortgaged Property”, or any third party claims any right to the “Mortgaged Property”.

(4)	All or any part of the “Mortgaged Property” or important assets of the “Mortgagor” have been confiscated, expropriated or acquired, no matter whether any compensation has been paid therefor.

(5)
☑The “Mortgagor” suspends its business or closes down, files for bankruptcy, liquidation, discontinuance of business, or other similar proceedings, is declared bankrupt or liquidated, or is closed down or suspended from business by the competent authority. (Applicable to corporate guarantee)

(6)
Any litigation, arbitration, or administrative proceeding, which is filed against the “Mortgagor” or the “Mortgaged Property” and will have material adverse impact on the financial status of the “Mortgagor”, the value of the “Mortgaged Property”, or the capacity of the “Mortgagor” to perform its obligations according to this Contract, occurs.

(7)	The value of the “Mortgaged Property” decreases due to the act of the “Mortgagor”, and the “Mortgaged Property” is insufficient to repay the “secured debt” as a result.

(8)	The “Mortgagor” breaches its obligations hereunder or other events that the “Mortgagee” believes will cause material adverse impact on its rights hereunder occur.

49.	When the said “Event of Breach” occurs, the “Mortgagee” has the right to:

(1)
Declare that all amounts that the “Debtor” owes to the “Mortgagee” under the “Principal Contract” immediately fall due and request the “Debtor” to immediately repay all amounts owed to the “Mortgagee” under the “Principal Contract”;

(2)	Declare abrogation of the rights of the “Debtor” to further application for the “Services”;

(3)	Declare implementation or realization of the mortgage right hereunder.

Chapter 13 Realization of Mortgage Right

50.
In case of any event of default under this Contract, the “Mortgagee” has the right to implement and realize the mortgage right placed hereunder according to law by means it deems appropriate, including that the “Mortgagee” and the “Mortgagor” may reach an agreement on selling the “Mortgaged Property” at a discount or auction the “Mortgaged Property” and the receipt from selling of the “Mortgaged Property” shall be preferentially used for repayment of the debts. If the “Mortgagee” and the “Mortgagor” do not reach an agreement on the means to realize the mortgage right, the “Mortgagee” may request the people’s court to auction or sell off the “Mortgaged Property”.

51.	In the course of the “Mortgagee’s” disposal of the “Mortgaged Property” according to the foregoing provision, the “Mortgagee” has the right to take the following actions according to law:

(1)	Possessing all or a part of the “Mortgaged Property”;

(2)	Requesting the “Mortgagor” to reimburse the necessary expenses paid by the “Mortgagee” for exercising any right granted by this Contract or laws;

(3)
Possessing the right to sell the “Mortgaged Property” to the extent allowed by law at such market price as deemed appropriate by the “Mortgagee” at appropriate time, and assuming no responsibility for any loss caused thereby to the “Mortgagor”;

(4)
With respect to any claim made by any person in relation to the “Mortgaged Property”, resolving, reconciling, filing for arbitration or litigation, or exercising or allowing other persons to exercise any right in relation to the “Mortgaged Property” by other means it deems appropriate;

(5)	Applying to the competent authority for enforcement;

(6)	In order to realize any right hereunder, exercising or taking all the other rights or actions permitted by law.
The “Mortgagee” has the right to choose to exercise all or any part of the said rights or postpone exercising any right.

52.
Upon the request of the “Mortgagee”, the “Mortgagor” must assist the “Mortgagee” in obtaining all necessary permits or consents in relation to the “Mortgagee’s” realization of its creditor’s rights, or assist the “Mortgagee” in going through all the other necessary formalities.

53.	Any receipt from the “Mortgagee’s” disposal of the “Mortgaged Property” hereunder shall be treated in the following order:
First, the receipts will be used for payment of all expenses incurred to the “Mortgagee” for realization of the security interest hereunder (including but not limited to legal fees, attorney’s fees, notarial fees, execution fees, etc.);
Second, the receipts will be used for payment of taxes payable by the “Mortgagee” for disposal of the “Mortgaged Property”;
Third, the receipts will be used for repayment of the “Secured Debt”. If the receipts are insufficient for repayment of the “Secured Debt”, they shall be used for the following purposes in order:

(a)	Any other amount payable by the “Mortgagor”;

(b)	Principal creditor’s rights under the “Principal Contract”;

(c)	Interests under the “Principal Contract”;

(d)	Other payables under the “Principal Contract”.
The “Mortgagee” shall pay the balance net of the said payments and repayments, if any, to the “Mortgagor”.

54.
When the “Mortgagee” exercises its rights under this Contract according to law, it will not assume any responsibility for any loss caused to the “Mortgagor” or the “Mortgaged Property” by exercise of its rights, unless such exercise of rights are unlawful.

Chapter 14 Expenses and Compensations

55.
All expenses incurred for conclusion of this Contract, handling necessary record-filing or notarization formalities, and performance and enforcement of this Contract (including but not limited to attorney’s fees and legal fees paid by the “Mortgagee” therefor) shall be borne by the “Mortgagor”. Expenses on mortgage registration shall be borne by ☒ the “Mortgagee” ☑ the “Mortgagor” ☒ /.

56.	The “Mortgagor” shall reimburse and compensate the “Mortgagee” for the following expenses and losses upon the request of the “Mortgagee”:

(1)
All expenses incurred to the “Mortgagee” for realization of the security interest under this Contract (including but not limited to legal fees, attorney’s fees, notarial fees, execution expenses, etc.); and

(2)	Any other amount payable by the “Mortgagor” to the “Mortgagee” under this Contract.
The said expenses and losses constitute a part of the “Secured Debt”.

Chapter 15 Effectiveness and Release of the Mortgage

57.
☒This Contract will become effective on the day when the “Mortgagor” signs in person and the legal representative or authorized signatory of the “Mortgagee” signs and affixes its official seal onto this Contract. (Applicable to personal guarantee)

☑This Contract will become effective on the day when the legal representatives or authorized signatories of the “Mortgagor” and the “Mortgagee” sign and affix their official seals onto this Contract. (Applicable to corporate guarantee)
The mortgage hereunder is created from the day when the mortgage is registered with the Registration Authority.

58.
When the Secured Debt is repaid in full amount, the “Mortgagor” may go through the formalities for cancellation of mortgage registration with the Registration Authority of this Contract, and the “Mortgagee” shall provide necessary assistance. All costs incurred therefrom shall be borne by the “Mortgagor”.

Chapter 16 Applicable Laws and Dispute Settlement

59.	This Contract is governed by the law of the People’s Republic of China and shall be construed in accordance with the law of the People’s Republic of China.

60.
During the performance of this Contract, any controversy or dispute arising out of performance of this Contract or in relation to this Contract may be settled by the Parties through consultation. If such consultation fails, either Party may bring an action before the people’s court according to law. The Parties agree that, the litigation initiated out of performance of this Contract or in relation to this Contract shall be brought before the people’s court with jurisdiction over the place where the “Mortgagee” is domiciled.

Chapter 17 Miscellaneous

61.	Without the prior consent of the “Mortgagee”, the “Mortgagor” shall not transfer or otherwise dispose all or any part of its obligations hereunder.

62.	Under this Contract, the “Mortgagor” shall pay any payable in full amount without claiming for any offset or attaching any requirement.

63.
Under the precondition allowed by applicable laws, the “Mortgagee’s” granting any leniency, grace, privilege, or moratorium to the “Mortgagor” shall not affect, prejudice, or restrict any rights that the “Mortgagee” is entitled to according to this Contract and applicable laws and regulations, be deemed the “Mortgagee’s” waiver of its rights and interests hereunder, or affect any liability and obligation of the “Mortgagor” under this Contract.

64.	This Contract may be amended or supplemented upon the written consent of the Parties. Any amendment and addition hereto shall constitute an integral part of this Contract.

65.
The Parties hereto agree as follows on the address for service and legal consequences of all notices and requirements in relation to this Contract and related documents and legal documents in the case of disputes arising out of the Contract:

(1)
Notices and requirements given between the Parties hereto in relation to this Contract shall be made in writing. All notices and requirements in relation to this Contract and related documents and legal instruments in the case of disputes arising out of this Contract will be sent to ☒ the addresses of the parties concerned as stated in the first page of this Contract ☑ the following addresses:

Address of the “Mortgagor”: No. 407 attached to No. 5, Yunhan Avenue, Shuitu New& High-tech Industry Park, Beibei District, Chongqing
Address of the “Mortgagee”: 19/F, Muxing Science & Technology Building, No. 7, Huangshang Avenue Middle, New North Zone, Chongqing.
Of them, service of related documents and legal instruments in case of disputes arising out of this Contract includes service of such documents and instruments when the dispute is brought into arbitration or civil litigation proceedings (including proceedings in first instance, proceedings in second instance, proceedings of retrial, and execution procedure).

(2)
Correspondence between the Parties shall be deemed as served upon delivery if they are delivered by hand; they shall be deemed as served after three (3) days of posting if they are sent by registered mail; and they shall be deemed served as served when the terminal of the sender receives the confirmation signal if they are sent by telex or facsimile. The documents sent by the “Mortgagor” to the “Mortgagee”, however, shall be deemed as served when the “Mortgagee” actually receives such documents.

(3)
If either Party hereto changes its address, it shall timely notify the other Party in writing. If the address of either Party hereto changes in the course of arbitration and civil proceedings, the Party concerned shall fulfill its obligation of notifying the arbitration organization and court of the change to the address for service within three (3) working days of such change.

If either Party thereto fails to fulfill its obligation of notification by the said method, the addresses for service confirmed by the Parties shall still be deemed as effective addresses for service. If the legal instruments cannot be actually received or delivered to either Party hereto by mail because the address for service provided or confirmed by such Party is not accurate, the other Party and the court are not timely notified of any change to such address according to specified procedure, or such Party or its designated recipient refuses to sign for the instruments, the date of service shall be the date when the instruments are returned; if the legal documents are sent by hand, the date of service shall be the date when the server records the details of non-service on the receipt. If the Party fulfills its obligation of notification of change to the address for service, the effective address for service shall be the changed address for service.

(4)
When any dispute in relation to this Contract is brought into arbitration or civil proceedings, if any Party hereto directly submits confirmation of address for service to the arbitration organization or court after responding to action and such confirmed address is inconsistent with the address confirmed before the action, the service for address shall be that submitted to and confirmed with the arbitration organization or court.

66.
In accordance with the Administrative Regulations on Credit Reporting Industry and application laws and regulations of China, the “Mortgagor” acknowledges that he/she is informed of and understands the meanings agree herein and hereby irrevocably authorize the “Mortgagee” (including the branches of the “Mortgagee”) as follows:

a.
In order to timely learn about the credit status of the “Mortgagor”, rule out the “Mortgagor’s” engagement in any unlawful acts or violations, and ensure security of businesses under the Principal Contract and this Contract, the “Mortgagee” may, according to applicable provisions of the country, use the basic financial credit information database ☑ and / to ☑ inquire and use the related information of the “Mortgagor” (applicable to corporate guarantee) T personal information and credit information, including credit and loan information, of the “Mortgagor” that comply with applicable provisions, for assessment of the “Mortgagor” or his/her spouse as the guarantor (applicable to personal guarantee).

b.
According to applicable provisions of the country, the “Mortgagee” may provide ☑ related information under all the contracts, agreements, and legal documents of any form entered into by and between the “Mortgagor” and the “Mortgagee”

and other information in relation to the “Mortgagor” that the “Mortgagee” have access to through the said contracts, agreements and legal documents (applicable to corporate guarantee) ☒ personal information and credit information, including the credit and loan information, of the “Mortgagor” that complies with applicable provisions (including bad record information generated when the “Mortgagor” applies for services at the “Mortgagee”) (applicable to personal guarantee) to the basic financial credit information database R and /.

c.
According to applicable laws, regulations, and regulatory requirements, the “Mortgagee” may provide ☑ related information of the “Mortgagor” (applicable to corporate guarantee) ☒ personal information and credit information, including the credit and loan information, of the “Mortgagor” that complies with applicable provisions (including bad record information generated when the “Mortgagor” applies for services at the “Mortgagee”) (applicable to personal guarantee) to China Banking Regulatory Commission and other competent regulatory authority and competent jurisdiction and administration authorities.

d.
For the purpose of provision of financial services, the “Mortgagee” may share within its organization ☑ related information of the “Mortgagor” (applicable to corporate guarantee) ☒ personal information and credit information, including the credit and loan information, of the “Mortgagor” that complies with applicable provisions (including bad record information generated when the “Mortgagor” applies for services at the “Mortgagee”) (applicable to personal guarantee), including sharing among the branches.

e.
According to the needs of collection of arrearages, transfer of creditor’s right, and financial service outsourcing, the “Mortgagee” may provide ☑ related information of the “Mortgagor” (applicable to corporate guarantee) ☒ personal information and credit information, including the credit and loan information, of the “Mortgagor” that complies with applicable provisions (including bad record information generated when the “Mortgagor” applies for services at the “Mortgagee”) (applicable to personal guarantee) to related third parties.

f.	This authorization will be valid from the execution date of this Contract to the date when all rights and obligations hereunder are fulfilled.

g.
The “Mortgagee” shall take the legal responsibilities arising from the “Mortgagor’s” inquiry, use, and disclosure of the related information of the “Mortgagor” beyond the scope of authorization agreed herein.

67.	The Parties hereto are obliged to keep confidential any information that is made available by each other and marked confidential. The Parties, however, has the right to the following:

(1)	disclosing the information that has become known to the public (excluding the information that is known to the public because the disclosing Party violates this provision);

(2)	disclosing the information to be disclosed in any litigation or arbitration;

(3)	disclosing such information according to any law and regulation to the extent required by such law and regulation;

(4)	disclosing such information according to the rules on trading of listed shares of the stock exchanges on which the Parties are listed;

(5)	disclosing such information to any government, financial, taxation, or other administrative organs to the extent required by such administrative organs;

(6)
disclosing such information to their directors, management, staff, or professional advisors (including but not limited to lawyers and auditors), provided that the Party to which such information is disclosed has undertaken to observe their non-disclosing obligations hereunder;

(7)	disclosing such information upon the consent of the Party providing such confidential information.
The “Mortgagee” may disclose the following to its affiliates or any person who may reach or has reached an agreement on any transfer or participation of the Principal Contract or this Contract: 1) photocopy of this Contract; 2) any information that the “Mortgagee” has had access to in relation to the “Mortgagor”, this Contract, and/or transactions under the Principal Contract. The Party receiving the confidential information, however, must undertake to the “Mortgagee” to observe the non-disclosing obligations hereunder before it receives any of such information.
The “Mortgagor” shall strictly keep the service conditions, guarantee conditions, and contract terms of the related Principal Contract and related guarantee documents confidential and shall not provide or disclose such information to any third party. If the “Mortgagor” breaches this provision, the “Mortgagee” has the right to all remedies for default, and the “Mortgagor” shall compensate the “Mortgagee” for all losses incurred thereby.
The non-disclosure obligation provided herein will survive the termination of this Contract.

Chapter 18 Supplementary Provisions

68.	Special agreements:
When the factory built on the land mortgaged under this Contract is completed, the “Mortgagor” may deposit RMB 10,000,000 with the “Mortgagee” as the cash deposit and release the land from mortgage for application for the purpose of property ownership certificate. When the property ownership certificate is obtained, the property built shall be appraised by the appraisal agency recognized by the “Mortgagee” and the land shall be re-mortgaged to the “Mortgagee” at a mortgage rate of no higher than 60% within sixty (60) working days of release of the land. The mortgage and pledge value of this mortgage, lease factoring guarantee, and other guarantee measures shall cover the balance of lease factoring. At that time, the deposit of RMB 10,000,000 can be released.

69.	The annexes to this Contract are an integral part of this Contract and have the same legal effect with this Contract.

70.
The original copy of this Contract is made in three copies, with each of the “Mortgagor”, the “Mortgagee”, and the Registration Authority handling mortgage registration holding one copy. The duplicate copy is made in / copies. Each copy shall have the same legal effect.

(The remainder is intentionally left blank.)

Signature Page

Mortgagor: Chongqing Alpha and Omega Semiconductor Limited
(Seal)

Legal representative or authorized signatory (signature): /s/ Mike F. Chang (applicable to corporate guarantee)

Mortgagee: The Export-Import Bank of China
(Seal)

Legal representative or authorized signatory (signature): /s/HU Xiaolian

Annex I
List of Collateral

Details of the Land

Nature of Title:	Right to the use of state-owned construction land
Certificate No.:	Yu (2017) Liang Jiang Xin Qu Bu Dong Chan Zheng No. 000207338
Purpose:	Land for industrial use
Land Lot No.:	Land lot C47-1/03 located in Section C, Shuitu Sub-Community, Liangjiang New Area
Drawing No.:	500109 202003 GB00026
Service life:	Expire on November 30, 2066
Total area:	228449 m2

Value

The Parties agree that the value of the Collateral is in figures, [***].

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Annex II
Confirmation Letter

To: The Export-Import Bank of China

Subject: Insurance Contract / Policy No. _______________ ("Policy")

Dear Sir or Madam:

We hereby confirm with you and undertake that:

1.	Without your written consent in advance, we will not make any amendment or alteration to any content of the Policy;

2.	Once we learn of any insurance accident under this Policy, we will immediately notify you of such accident;

3.
In case of any insurance claim under the Policy, we will immediately notify you of such claim and deposit any insurance compensation payable by us under the Policy in the following bank account according to the provisions of the Policy:

Bank of deposit:
Account name:
Account No.:

4.	Once we learn that the policy holder under the Policy breaches any provision under the Policy, we will immediately notify you of such breach;

5.
We will not suspend or termination the Policy for any reason, unless we suspend or terminate the Policy according to the provisions on suspension or termination of the Policy and we have granted you a remedial period of ____ days prior to the request for suspension or termination of the Policy.

________________ Insurance Company
(Seal)
[insert date]